EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198002, No. 333-187113, No. 333-183033, and No. 333-167874) and in the Registration Statement on Form S-3 (No. 333-188625) of Tesla Motors, Inc. of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

February 26, 2015